International Dispensing Corporation
                         342 Madison Avenue, Suite 1034
                            New York, New York 10173
                               Tel: (212) 682-2244
                               Fax: (212) 682-4720

                                  March 3, 1997

Mr. Michael Handler
President
Nologies, Inc.
P.O. Box 5224
Brookfield, Connecticut  06804

Dear Mr. Handler:

         International Dispensing Corporation, the successor of ReSeal Food Dispensing Systems, Inc., wishes to extend for a twelve (12) month period, effective March 1, 1997, under the same terms and conditions the Agreement currently in place between our companies. Said Agreement stipulates that Nologies, Inc. will assist in (i) the directing and managing of product and technology development, (ii) licensing and strategic alliance pursuits, and
(iii) other related services that IDC may request from time to time, in the area of food and beverage dispensing and delivery systems.

         If you are in accord with this extension, please sign and return this document.

                                            Respectfully yours,



                                            /s/ Jefferey D. Lewenthal
                                            -------------------------
                                            Jeffrey D. Lewenthal
                                            International Dispensing Corporation
                                            Executive Vice President


Nologies, Inc.
Michael Handler, President



/s/ Michael Handler, Dated:  March 3, 1997
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